NEWS RELEASE

Exhibit 99.2

Vanguard Natural Resources Announces Pricing of Its Public Offering of 7,137,255 Million Common Units

HOUSTON, January 19, 2012 (BUSINESS WIRE) –

Vanguard Natural Resources, LLC (NYSE: VNR) (the “Company”) today announced the pricing of its public offering of 7,137,255 common units representing limited liability company interests in the Company, of which 3,137,255 common units are being offered by Denbury Onshore, LLC, the selling unitholder (the “Selling Unitholder”), at a price of $27.71 per unit. The underwriters have been granted a 30-day option to purchase up to an additional 1,070,588 common units from the Company at the public offering price less the underwriting discount. The offering is expected to close on January 24, 2012, subject to customary closing conditions.

The Company expects to receive net proceeds of approximately $106.4 million (or approximately $134.9 million if the underwriters exercise their option to purchase an additional 1,070,588 common units), after deducting underwriting discounts and estimated offering expenses, from the offering and intends to use the net proceeds from the offering to repay indebtedness outstanding under its term loan facility and senior secured revolving credit facility. The Company will not receive any of the proceeds from the common units sold by the Selling Unitholder.

Wells Fargo Securities, Citigroup, BofA Merrill Lynch, Barclays Capital, UBS Investment Bank and RBC Capital Markets are joint book-running managers for the offering. An investor may obtain a free copy of the prospectus supplement and accompanying base prospectus relating to the offering by visiting EDGAR on the SEC website at www.sec.gov. When available, a copy of the prospectus supplement and accompanying base prospectus relating to the offering also may be obtained from:

Wells Fargo Securities
Attn: Equity Syndicate Dept.
375 Park Avenue
New York, NY 10152
Phone: (800) 326-5897
Email: cmclientsupport@wellsfargo.com

Citigroup
Attn: Prospectus Department
Brooklyn Army Terminal
140 58th Street, 8th Floor
Brooklyn, NY 11220
Phone: (800) 831-9146
Email: batprospectusdept@citi.com

BofA Merrill Lynch
Attn: Prospectus Department
4 World Financial Center
New York, NY 10080
Email: dg.prospectus_requests@baml.com

Barclays Capital
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, NY 11717
Phone: (888) 603-5847
Email: Barclaysprospectus@broadridge.com

UBS Investment Bank
Attn: Prospectus Department
299 Park Avenue
New York, NY 10171
Phone: (888) 827-7275

RBC Capital Markets, LLC
Attn: Equity Syndicate
Three World Financial Center
200 Vesey Street, 8th Floor
New York, NY 10281-8098
Phone: (877) 822-4089

The shelf registration statement relating to these securities has previously been filed with the Securities and Exchange Commission and automatically deemed effective. This press release does not constitute an offer to sell or a solicitation of an offer to buy common units or any other securities, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of these securities may be made only by means of the prospectus supplement and the related base prospectus.

About Vanguard Natural Resources, LLC

Vanguard Natural Resources, LLC is a publicly traded limited liability company focused on the acquisition, production and development of oil and natural gas properties. The Company's assets consist primarily of producing and non-producing oil and natural gas reserves located in the southern portion of the Appalachian Basin, the Permian Basin, South Texas, Mississippi, Big Horn Basin in Wyoming and Montana, the Williston Basin in North Dakota and Montana and the Arkoma Basin in Arkansas and Oklahoma. More information on Vanguard can be found at www.vnrllc.com.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management's assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the "Risk Factors" section in our SEC filings and elsewhere in those filings. All forward-looking statements speak only as of the date of this news release. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

SOURCE: Vanguard Natural Resources, LLC

Vanguard Natural Resources, LLC
Investor Relations
Lisa Godfrey, 832-327-2234
investorrelations@vnrllc.com